EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 of Fifth Street Asset Management Inc. (the “Registrant”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Leonard M. Tannenbaum, Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, that to my knowledge:

(i)             this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)          the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated as of this 13th day of August 2015.

/s/ Leonard M. Tannenbaum
Name: Leonard M. Tannenbaum
Title: Chairman and Chief Executive Officer (Principal Executive Officer)